Exhibit 1.1

_________ Ordinary Shares in the Form of American Depositary Shares

KINGTONE WIRELESSINFO SOLUTION HOLDING LTD

Ordinary Shares in the Form of American Depositary Shares

UNDERWRITING AGREEMENT

________, 2010

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA  92660

Ladies and Gentlemen:

Kingtone Wirelessinfo Solution Holding Ltd, a company incorporated under the laws of the British Virgin Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Roth Capital Partners, LLC (“Roth” or the “Underwriter”) an aggregate of __________ authorized but unissued ordinary shares (the “Underwritten Shares”), par value $0.001 per share (the “Ordinary Shares”), of the Company, and to grant the Underwriter the option to purchase an aggregate of up to ___________ additional Ordinary Shares (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering.  The Underwritten Shares and Additional Shares are collectively referred to as the “Shares.”

The Underwriter will take delivery of the Shares in the form of American Depositary Shares (“ADSs”).  The ADSs are to be issued pursuant to a Deposit Agreement dated as of _________________, 2010 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon. as Depositary (the “Depositary”) and all Holders and Owners (each as defined therein) from time to time of ADSs evidenced by American Depositary Receipts (“ADRs”) issued by the Depositary.

Each ADS will initially represent the right to receive __________ Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company and the Underwriter hereby confirm their agreement as follows:

1.	Registration Statement and Prospectus.

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-___________) relating to the Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post effective amendments thereto) at such time, the exhibits and any schedules thereto at such time and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares to a form of prospectus included in the Registration Statement.  Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”  Such Final Prospectus and any preliminary prospectus supplement or “red herring,” in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”

(b)           The Company and the Depositary have filed with the Commission a registration statement, and amendments thereto, on Form F-6 (No. 333-_________) for the registration under the Securities Act of the ADSs, which registration statement, as so amended, has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters.  Such registration statement, as amended at the time it became effective is hereinafter referred to as the “ADS Registration Statement.”

(c)           A registration statement on Form 8-A (File No. 000-*) in respect of the registration of the Shares under the Exchange Act was filed with the Commission on __________, 2010, such registration statement in the form thereof delivered to the Underwriter was declared effective by the Commission in such form; no other document with respect to such registration statement has theretofore been filed with the Commission (the “Form 8-A Registration Statement”).

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Base Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.  All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.	Representations and Warranties of the Company Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date (as defined in Section 5(c) below), except as otherwise indicated, as follows:

(i)           At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof (the “Time of Sale Disclosure Package”) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.  Each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)          The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares or the ADSs other than the Time of Sale Disclosure Package or other materials permitted by the Act to be distributed by the Company.  The Company has not made and will not make any offer relating to the Shares or the ADSs that would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission.

(iii)         The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  To the Company’s knowledge, Bernstein & Pinchuk LLP, which has expressed its opinion with respect to the annual financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(iv)        The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(v)         All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vi)        The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, the ADSs are registered pursuant to the ADS Registration Statement and the Company has applied to list the ADSs on the NASDAQ Capital Market. There is no action pending by the Company or, to the Company’s knowledge, the NASDAQ Capital Market to withdraw or deny the application to list the ADSs on the NASDAQ Capital Market.

(vii)       The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(viii)      The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.	Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to, and agrees with, the Underwriter, as follows:

(i)           Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the corporate power and authority to own or lease its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(ii)          The Company has the power and authority to enter into this Agreement, the Deposit Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, to authorize, issue and sell the Shares and the ADSs as contemplated by this Agreement.  This Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company, and constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)         The execution, delivery and performance of this Agreement and the Deposit Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, and the consummation of the transactions hereby and thereby contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a material adverse effect upon the business, prospects, properties, shareholders’ equity, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, or in its ability to perform its obligations under this Agreement or the Deposit Agreement (“Material Adverse Effect”), or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s memorandum of association or articles of association.

(iv)        Neither the Company nor any of its subsidiaries (A) is in violation of its certificates, licenses, permits or authorizations issued by competent governmental, regulatory or judicial authorities or (B) is in violation, breach or default under its memorandum of association, articles of association or other equivalent organizational or governing documents, except, in each case, where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(v)         All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement and the Deposit Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi)        All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the ADS Registration Statement, Form 8-A Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Except for the issuances of options or restricted stock as contemplated by and described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Shares, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights other than such rights as have been duly waived or satisfied.

(vii)       The ADSs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement.

(viii)      The Deposit Agreement, the ADSs and the ADRs conform to the descriptions thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(ix)         The Shares and the ADSs are freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial holders thereof; and, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the British Virgin Islands, the People’s Republic of China (the “PRC”) or the United States.

(x)          Each of the Company, Topsky Info Tech Holdings Pte Ltd., a Singapore company (the “Singapore Subsidiary”) and the PRC Entities (as defined in Section 4(a)(i) below) has timely filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company, the Singapore Subsidiary and the PRC Entities has timely paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has timely paid all taxes imposed on or assessed against the Company the Singapore Subsidiary or the PRC Entities.  The provisions for taxes payable, if any, shown on the consolidated financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriter, (A) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns of or taxes asserted as due from the Company, the Singapore Subsidiary or the PRC Entities, and (B) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company, the Singapore Subsidiary or the PRC Entities.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(xi)         Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (A) neither the Company nor the Singapore Subsidiary nor any of the PRC Entities has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (D) there has not been any material change in the Company’s long-term or short-term debt, and (E) there has not been the occurrence of any Material Adverse Effect.

(xii)        There is no pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company, the Singapore Subsidiary or any of the PRC Entities is a party or of which any property or assets of the Company, the Singapore Subsidiary or any of the PRC Entities is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(xiii)       The Company, the Singapore Subsidiary and each of the PRC Entities holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xiv)       The Company, the Singapore Subsidiary and each of the PRC Entities have all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and all third parties, foreign and domestic, to own, lease and operate all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.   Although the Company has not consummated the title registration of the transfer of the premises located at No. 17 Huoju Road, Beiling District, Xi’an (“Kingtone Center”) with applicable PRC authorities, the Company represents that (x) to its knowledge, after due inquiry, there is no third party lien or encumbrance attached to such property, and (y) the lack of title registration of such property will not directly or indirectly result in a Material Adverse Effect. The property described in the Registration Statement, the time of Sale Disclosure Package and the Prospectus as held under lease or pursuant to house ownership certificate by the Company, the Singapore Subsidiary or the PRC Entities is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease or pursuant to house ownership certificate, as the case may be, as do not interfere in any material respect with the conduct of the business of the Company, the Singapore Subsidiary or the PRC Entities.  Neither the Company nor the Singapore Subsidiary nor any of the PRC Entities has received any notice of any claim adverse to its ownership of any real or personal property or any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any subsidiary.

(xv)        The Company, the Singapore Subsidiary or the PRC Entities owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, inventions, customer lists, know-how,  trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company, the Singapore Subsidiary and each of the PRC Entities as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  To the knowledge of the Company, no action or use by the Company, the Singapore Subsidiary or the PRC Entities will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor the Singapore Subsidiary nor any of the PRC Entities has received any notice alleging any such infringement or fee.  There is no pending nor, to the knowledge of the Company, threatened action, suit, proceeding by any person challenging the rights of the Company, the Singapore Subsidiary or the PRC Entities in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(xvi)       The Company, the Singapore Subsidiary and each of the PRC Entities have complied with, are not in violation of, and have not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, and (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xvii)      Neither the Company nor the Singapore Subsidiary nor any of the PRC Entities nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company, the Singapore Subsidiary or any of the PRC Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares and the ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xviii)     Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and each of the PRC Entities carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in the People’s Republic of China (the “PRC”).

(xix)        Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, each of the Company, the Singapore Subsidiary and the PRC Entities has complied in all material respects with all applicable employment and labor laws with respect to its employees.  No labor dispute with the employees of the Company, the Singapore Subsidiary or any of the PRC Entities exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xx)        Neither the Company, the Singapore Subsidiary or any of the PRC Entities, nor to the Company’s knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xxi)       No supplier, customer, distributor or sales agent of the PRC Entities has notified the Company, the Singapore Subsidiary or any of the PRC Entities that it intends to discontinue or decrease the rate of business done with the Company, the Singapore Subsidiary or any of the PRC Entities except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xxii)      Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Shares and the ADSs hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by FINRA.

(xxiii)     Except as disclosed to the Underwriter in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxiv)     None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxv)      To the Company’s knowledge, no (A) officer or director of the Company, the Singapore Subsidiary or any PRC Entity, (B) owner of 5% or more of the Company’s securities or that of the Singapore Subsidiary or any PRC Entity or (C) owner of any amount of the Company’s securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Underwriter and its counsel if it becomes aware that any officer, director or stockholder of the Company, the Singapore Subsidiary or any of the PRC Entities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxvi)     Other than the Underwriter, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

4.	Representations and Warranties of the Company Regarding the PRC.

(a)           The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date, as follows:

(i)           The Company conducts substantially all of its operations and generates substantially all of its revenue through (A) Xi’an Softech Co., Ltd., a wholly foreign-owned enterprise formed under the laws of the PRC (“Softech”) and (B) Xi’an Kingtone Information Technology Co., Ltd., a company formed under the laws of the PRC(“Kingtone Information”), which the Company controls, through contractual arrangements among Softech and Kingtone Information and its shareholders.  Softech and Kingtone Information are collectively referred to in this Agreement as the “PRC Entities.”

(ii)          Each of the PRC Entities has been duly established, is validly existing as a company under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to conduct its business operation, enforce its agreements and transact business in the PRC and in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, to conduct its normal business operation or enforce its agreements would not, singly or in the aggregate, have a Material Adverse Effect.  Each PRC Entity has applied for and obtained all requisite business licenses, clearance and permits required under PRC law and regulations as necessary for the conduct of its businesses,  and each PRC Entity has complied in all material respects with all applicable PRC laws and regulations in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the relevant branch of the PRC State Administration of Foreign Exchange and any other relevant  authorities, and all such permits are validly subsisting.  The registered capital of each PRC Entity has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Entity.  The Establishment Documents of the PRC Entities have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each PRC Entity complies with the requirements of all relevant PRC laws and regulations.  None of the PRC Entities is carrying out or has carried out any business activities that are beyond its business scope or the scope of its Permits.  The outstanding equity interests of each PRC Entity is owned of record by the respective entities or individuals identified as the registered holders thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Except for the PRC Entities, the Company does not presently own, control or have, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, branch offices or other entity in the PRC.

(iii)         Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no consents, approvals, authorizations, orders, registrations, clearances, certificates, franchises, licenses, permits or qualifications of or with any PRC governmental agency are required for Softech’s contractual arrangements and agreements with Kingtone Information and its registered equity holders (the “VIE Structure”) or the execution, delivery and performance of such contractual arrangements and agreements (the “VIE Structuring Documents”).  None of the VIE Structuring Documents has been revoked and no such revocation is pending or threatened.  Each of the VIE Structuring Documents has been entered into prior to the date thereof in compliance with all applicable laws and regulations and constitutes a valid and legally binding agreement, enforceable in accordance with its terms.

(iv)        The VIE Structure and the execution, delivery and performance of the VIE Structuring Documents and the consummation of the transactions contemplated thereby did not and do not (A) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any PRC Entity is a party or by which any PRC Entity is bound or by which any of the properties or assets of any PRC Entity is subject, (B) violate or conflict with the Establishment Documents of any PRC Entity, or (C) violate or conflict with any applicable laws, regulations, rules, orders, decrees, guidelines, notices or other legislation of the PRC.

(v)         Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the VIE Structure complies, and after the consummation of the offering and sale of the Shares and the ADSs will comply, with all applicable laws, regulations, rules, orders, decrees, guidelines, notices or other legislation of the PRC; the VIE Structure has not been challenged by any PRC governmental agency and there are no legal, arbitration, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or, to the Company’s knowledge, threatened or contemplated by any PRC governmental agency in respect of the VIE Structure; and the Company reasonably believes that after the consummation of the offering and sale of the Shares and the ADSs, the VIE Structure could not be successfully challenged by any PRC governmental agency.

(vi)        The Company possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of Kingtone Information.

(vii)       Softech is not currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Singapore Subsidiary), and Kingtone Information is not currently prohibited, directly or indirectly, from paying any of its obligations set forth in the VIE Structuring Documents.  No PRC Entity is prohibited, directly or indirectly, from making any other distribution on such PRC Entity’s equity capital, or from repaying to the Company or any of its direct or indirect subsidiaries any loans or advances to such PRC Entity from the Company or any of the Company’s subsidiaries.

(viii)      None of the PRC Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(ix)         It is not necessary that this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(x)          No transaction, stamp, capital or other issuance, registration, transaction, transfer, income, capital gains, withholding or other taxes or duties are payable by or on behalf of the Underwriter to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery of this Agreement, (B) the issuance, sale and delivery of the Shares and the ADSs by the Company and the delivery of the Shares and the ADSs to or for the account of the Underwriter, (C) the purchase from the Company and the initial sale and delivery by the Underwriter of the Shares and the ADSs to purchasers thereof, or (D) the consummation of any other transaction contemplated in this Agreement.

(xi)         The Company has taken all necessary steps to comply with, and to require compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with, any applicable rules and regulations of the PRC, including the regulations issued by the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, using its reasonable best efforts to require each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xii)        The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, as in effect on the date hereof, jointly promulgated on August 8, 2006 by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the PRC State Administration of Foreign Exchange of the PRC and amended Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on June 22, 2009 by the PRC Ministry of Commerce (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.  The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.  In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(xiii)       The issuance and sale of the Shares, the listing and trading of the ADSs on the NASADAQ Capital Market and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are not as of the date hereof and will not be, on the Closing Date, subject to or otherwise materially affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(xiv)       The Company has used its reasonable best efforts to require compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each shareholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xv)        As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NASDAQ Capital Market, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(xvi)       Each of the PRC Entities is in compliance with all requirements under all applicable PRC laws and regulations to qualify for an exemption from enterprise income tax or other income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and the actual operations and business activities of each such PRC Entity are sufficient to meet the qualifications for the Tax Benefits.  No submissions made to any PRC government authority in connection with obtaining the Tax Benefits contained any misstatement or omission that to the Company’s knowledge would have affected the granting of the Tax Benefits.  No PRC Entity has received notice of any deficiency in its respective applications for the Tax Benefits, and the Company is not aware of any reason why any such PRC Entity might not qualify for, or be in compliance with the requirements for, the Tax Benefits.

(xvii)      All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any PRC Entity as described in the Registration Statement, the Time of Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

5.	Purchase, Sale and Delivery of Shares and ADSs.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares, in the form of ADSs, to the Underwriter, and the Underwriter agrees to purchase the Underwritten Shares.  The purchase price for each Underwritten Share shall be $_______ per share (the “Per Share Price”).

(b)           The Company hereby grants to the Underwriter the option to purchase some or all of the Additional Shares, in the form of ADSs, and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by the Underwriter at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”).  The Option Notice shall set forth the aggregate number of Additional Shares and ADSs as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree.

Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares as set forth in subparagraph (c) below.  For the purpose of expediting the checking of the certificate for the Additional Shares by the Underwriter, the Company agrees to make a form of such certificate available to the Underwriter for such purpose at least one full business day preceding the Option Closing Date.

(c)           The Underwritten Shares, in the form of ADSs, will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST, on the third (or if the Underwritten Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice.  The time and date of delivery of the Underwritten Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.”  If the Underwriter so elects, delivery of the Underwritten Shares and Additional Shares, each in the form of ADSs, may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.  Certificates representing the ADSs, in definitive form and in such denominations and registered in such names as the Underwriter may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m. PDT on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

6.	Covenants.

(a)           The Company covenants and agrees with the Underwriter as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(ii)          From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package , or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(iii)         During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance.

(iv)         The Company shall take or cause to be taken all necessary action to cause the ADSs to be listed on the NASDAQ Capital Market and to qualify the ADSs for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the ADSs, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)          The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement, each Prospectus, the ADS Registration Statement, the Deposit Agreement and the Form 8-A Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(vi)         The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)        The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery of the Shares to the Underwriter, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, and any amendment thereof or supplement thereto, (C) the fees and expenses of any transfer agent or registrar, (D) NASDAQ Capital Market listing fees and (E) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for herein; provided, however, that the Company shall have no obligation to pay any of the expenses of the Underwriter, including the following, each of which shall be paid by the Underwriter: (i) all filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate, (ii) the filing fees and fees of counsel incident to any required review and approval by FINRA, of the terms of the sale of the Shares, and (iii) all out-of-pocket disbursements (including but not limited to, reasonable fees and disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.  In addition to the foregoing, the Company will pay the Underwriter, on the Closing Date, an amount equal to 5% of the gross proceeds received by the Company from the sale of the Underwritten Shares and the Additional Shares, as applicable, as an underwriting discount.

(viii)       The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(ix)          The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)           The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act.

(xi)          The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for or representing the right to receive Ordinary Shares, including ADSs; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for or representing the right to receive Ordinary Shares, including ADSs.  The restrictions contained in the preceding sentence shall not apply to (1) the Shares and ADSs to be sold hereunder, (2) the issuance of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus, and (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing.

(xii)        The Company hereby agrees that for a period of six months after the Closing Date, the Underwriter shall have the first right to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company on the terms contained in this Section (such right, the “Right of First Refusal”). For these purposes, investment banking services shall include, without limitation, (i) acting as lead, book-running manager for any underwritten public offering; (ii) acting as exclusive placement agent or financial advisor in connection with any private offering of securities of the Company; and (iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its respective capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. In the event the Company determines to undertake a transaction of the type described in (i), (ii) or (iii) above, it shall promptly send notice thereof to the Underwriter, the Underwriter may exercise the Right of First Refusal by sending written notice to the Company of its desire to serve as the Company's investment banking firm in connection with such transaction not later than 15 calendar days following its receipt of the Company's notice. Any decision by the Underwriter to act in any such capacity shall he contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Underwriter and its affiliates and shall be subject to general market conditions. If the Underwriter declines or otherwise fails to exercise the Right of First Refusal within the prescribed period (which it may do in its sole and absolute discretion), the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable (taken as a whole) to such other person or persons than the terms offered to the Underwriter.

(xiii)        On or prior to May 20, 2010, the Company shall pay or cause to be paid all transfer taxes and other fees and expenses required by all relevant PRC governmental agencies or authorities in order to consummate the title registration of the transfer of Kingtone Center to the Company.

(b)           The Underwriter covenants and agrees with the Company as follows:

(i)           The Underwriter represents and agrees that it has not made and will not make any offer relating to the Shares or the ADSs that would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act.

7.           Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder to purchase the Shares and the ADSs are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)           If filing of the Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b)           FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)           On the Closing Date, there shall have been furnished to the Underwriter the opinion of Pryor Cashman LLP, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule I.

(f)            On the Closing Date, there shall have been furnished to the Underwriter the opinion of the Company’s BVI counsel, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule II.

(g)           On the Closing Date, there shall have been furnished to the Underwriter the opinion of the Company’s China counsel, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule III.

(h)           On the Closing Date, there shall have been furnished to the Underwriter the opinion of the Company’s Singapore counsel, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule IV.

(i)            The Underwriter shall have received a letter from Bernstein & Pinchuk LLP, on the date hereof and on the Closing Date addressed to the Underwriter, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriter.

(j)            On or before the date hereof, the Underwriter shall have received duly executed “lock-up” agreements, in the form set forth on Schedule VI, between the Underwriter and those persons set forth on Schedule V.

(k)           On the Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date and addressed to the Underwriter, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)          No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, the ADS Registration Statement, or any part thereof or any amendment thereto or the Form 8-A Registration Statement, or any part thereof or any amendment thereto, (B) suspending the qualification of the Shares or the ADSs for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)         There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(l)            At the Closing Date, the ADSs shall have been approved for listing on the Nasdaq Capital Market.

(m)          The Depositary shall have delivered to the Company at such Closing Date certificates satisfactory to the Underwriter evidencing the deposit with the Depositary or its nominee of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(n)           The Company shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence as the Underwriter or counsel for the Underwriter may have reasonably requested.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 6(a)(vii), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8.	Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriter, its  affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, the ADS Registration Statement, the Form 8-A Registration Statement or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(b)           The Underwriter will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating or defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 8, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount of the Underwriter’s commissions referenced in Section 6(a)(vii) of this Agreement actually received by the Underwriter pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)           For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriter.

9.           Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriter and the Company contained in Section 6(a)(vii) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

10.	Termination of this Agreement.

(a)           The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s ADSs shall have been suspended by the Commission or the NASDAQ Capital Market or trading in securities generally on the NASDAQ Capital Market, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Capital Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal, state or the PRC authorities, (iv) there shall have occurred any attack on, outbreak or material escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration by the United States or the PRC of a national emergency or war, any substantial adverse change in financial markets, any substantial adverse change or development involving a prospective substantial adverse change in the political, financial or economic conditions in the United States or the PRC or any other calamity or crisis, or (v) the Company suffers any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this subsection (a), in the Underwriter’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(a)(vii) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)           If the Underwriter elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

11.         Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention:  Managing Director; and if to the Company, shall be mailed, delivered or telecopied to it at 3rd Floor, Borough A, Block A No. B1, South Taibai Road, Xi’an, Shaanxi Province, People’s Republic of China 710065, telecopy number: 86-29-88266368, Attention: Peng Zhang; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.         Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares or ADSs from the Underwriter.

13.         Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

14.         Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.         Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.         Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

KINGTONE WIRELESSINFO SOLUTION
HOLDING LTD

By:
Name:
Title:

Confirmed as of the date first above-
mentioned by the Underwriter.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Company Opinions

SCHEDULE III

PRC Opinion

SCHEDULE IV

Singapore Opinion

SCHEDULE V

Persons Subject to Lock-Up Agreements

SCHEDULE VI

Form of Lock-Up Agreement

___________ __, 2010

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660

Ladies and Gentlemen:

The undersigned understands that Roth Capital Partners, LLC (the “RCP” or “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Kingtone Wirelessinfo Solution Holding Ltd, a company incorporated under the laws of the British Virgin Islands, (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of ordinary shares, par value $0.001 per share (the “Ordinary Shares”), of the Company.  The Underwriter will take delivery of the Ordinary Shares in the form of American Depositary Shares (“ADSs”).  Each ADS will initially represent the right to receive __________ Ordinary Shares deposited pursuant to the Deposit Agreement dated as of _________________, 2010 among the Company, The Bank of New York Mellon N.A. as Depositary (the “Depositary”) and all Holders and Beneficial Owners (each as defined therein) from time to time of ADSs evidenced by American Depositary Receipts (“ADRs”) issued by the Depositary..

To induce the underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of RCP, he will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, , or (b) transfers of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b),  each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter .  In addition, the undersigned agrees that, without the prior written consent of RCP, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares and ADSs  except in compliance with the foregoing restrictions.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless RCP waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Ordinary Shares, ADSs, or securities exchangeable or exercisable for or convertible into Ordinary Shares or ADSs, provided that the undersigned does not transfer the Ordinary Shares or ADSs acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by _________, 2010, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares and ADSs to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)